UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
Set forth below is a schedule of the anticipated distribution record and payment dates for ProLogis’ 1999 Dividend Reinvestment and Share Purchase Plan with respect to 2011 and 2012. The dates are subject to change at ProLogis’ discretion.
REINVESTMENT OF DISTRIBUTIONS

Distribution Record Date	Distribution Payment Date
February 15, 2011	February 28, 2011
May 16, 2011	May 31, 2011
August 15, 2011	August 31, 2011
November 15, 2011	November 30, 2011
February 15, 2012	February 29, 2012
May 15, 2012	May 31, 2012
August 15, 2012	August 31, 2012
November 15, 2012	November 30, 2012
OPTIONAL CASH PAYMENTS*

2011 Investment Dates	2012 Investment Dates
January 18, 2011	January 17, 2012
January 31, 2011	January 31, 2012
February 15, 2011	February 15, 2012
February 28, 2011	February 29, 2012
March 15, 2011	March 15, 2012
March 31, 2011	March 30, 2012
April 15, 2011	April 16, 2012
April 29, 2011	April 30, 2012
May 16, 2011	May 15, 2012
May 31, 2011	May 31, 2012
June 15, 2011	June 15, 2012
June 30, 2011	June 29, 2012
July 15, 2011	July 16, 2012
July 29, 2011	July 31, 2012
August 15, 2011	August 15, 2012
August 31, 2011	August 31, 2012
September 15, 2011	September 17, 2012
September 30, 2011	September 28, 2012
October 17, 2011	October 15, 2012
October 31, 2011	October 31, 2012
November 15, 2011	November 15, 2012
November 30, 2011	November 30, 2012
December 15, 2011	December 17, 2012
December 30, 2011	December 31, 2012

*	If investing by mail, the agent must receive the check at least two business days prior to the desired investment date. If investing online, participants should refer to their confirmation page for the next eligible investment date for online purchases.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: December 29, 2010	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary